Exhibit 99.1

Xometry Reports Record Second Quarter 2026 Results

•
Q2 revenue increased 41% year-over-year to a record $229 million, driven by robust marketplace growth.
•
Q2 marketplace revenue growth accelerated to 45% year-over-year, driven by expanding networks of buyers and suppliers and increasing wallet share.
•
Q2 gross profit increased 34% year-over-year to a record $87.2 million, driven by strong marketplace growth.
•
Q2 Adjusted EBITDA improved $10.2 million year-over-year to Adjusted EBITDA of $14.1 million, driven by strong marketplace gross profit growth and significant operating expense leverage.
•
Strong operating results were driven by consistent execution across growth initiatives: establishing Xometry as the infrastructure for custom manufacturing, improving our AI-native marketplace experiences, expanding buyer and supplier networks, deepening enterprise engagement and leveraging services opportunities.

NORTH BETHESDA, MD., August 4, 2026 /Globe Newswire/-- Xometry, Inc. (NASDAQ: XMTR), the global AI-native marketplace connecting buyers and suppliers of custom manufacturing, today announced its financial results for the second quarter ended June 30, 2026.

“Our product-led growth strategy drove record results in the second quarter, accelerating marketplace growth to 45% year-over-year. We further improved our proprietary AI models and marketplace experience, driving strong buyer growth and increasing wallet share in larger accounts,” said Sanjeev Singh Sahni, CEO at Xometry. “We continue to strengthen Xometry’s position as the infrastructure for custom manufacturing. This foundation is enabling us to rapidly penetrate the vast, fragmented offline market and accelerate our market share gains.”

“Revenue growth accelerated for the fourth quarter in a row in Q2. This accelerating top line was paired with yet another quarter of improved adjusted EBITDA profit margins, up 380 points year-over-year to 6.2%,” said James Miln, CFO at Xometry. “Our successful equity offering in June further strengthened our balance sheet, ending Q2 with $517 million in cash and cash equivalents.”

Second Quarter 2026 Financial Highlights

•
Total revenue for the second quarter of 2026 was $229 million, an increase of 41% year-over-year.
•
Marketplace revenue for the second quarter of 2026 was $215 million, an increase of 45% year-over-year.
•
Marketplace Active Buyers increased 20% from 74,777 as of June 30, 2025 to 89,557 as of June 30, 2026.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 23% from 1,653 as of June 30, 2025 to 2,039 as of June 30, 2026.
•
Services revenue for the second quarter of 2026 was $13.9 million, up slightly quarter-over-quarter.
•
Net loss attributable to common stockholders for the second quarter of 2026 was $5.3 million.
•
Adjusted EBITDA for the second quarter of 2026 was $14.1 million, reflecting an improvement of $10.2 million year-over-year.
•
Non-GAAP net income for the second quarter of 2026 was $9.9 million, as compared to a Non-GAAP net income of $1.1 million in the second quarter of 2025.

•
Cash, cash equivalents and marketable securities were $517 million as of June 30, 2026, an increase of $293 million from March 31, 2026, driven by $248 million in net proceeds from the offering of our Class A common stock and $50.0 million of proceeds from our private placement with Siemens.

Second Quarter 2026 Business Highlights:

•
Xometry launched an upgraded context-aware AI process recommender. Buyers get a manufacturing recommendation when they upload a part, providing them with the optimal process from among 20 supported manufacturing techniques.
•
Xometry introduced a new generation of cost-prediction models that price each part based on the specific parameters required to manufacture it. The models consider greater breadth and depth of inputs, including geometry, material, finish, and whether the part is a standalone part or one of several in a job.
•
Xometry launched new adaptive sourcing models that leverage a proprietary supplier data layer to price each job dynamically, moving quickly on well-understood jobs. The new models also incorporate an upgraded job-partner suitability that scores every job against a supplier partner's machine characteristics, quality history and on-time shipping record.
•
Xometry bolstered its U.S. injection molding capabilities, delivering enhanced accuracy and speed. Its process-recommendation intelligence automatically routes suitable parts, ensuring customers are guided to the right process every time. Additionally, Xometry offers dedicated manufacturing experts to schedule Design for Manufacturability (DFM) consultations on the platform. Xometry also launched self-serve reordering for injection molded parts to make reordering simple and seamless.
•
Xometry completed an equity follow-on offering, raising $248 million of net proceeds. The successful offering will support Xometry’s key organic growth initiatives and selective tuck-in M&A strategy.
•
Xometry launched the Xometry Foundation, an initiative dedicated to supporting STEM and manufacturing training programs that expand opportunity through education, community investment, and workforce development. The Foundation marks the next chapter of Xometry’s philanthropic journey, evolving its pledge to contribute 1% of company equity toward scholarships into a high-impact initiative with national and regional partnerships.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change

Consolidated
Revenue	$229,280	$162,547	41%	$434,419	$313,518	39%
Gross profit	87,153	65,176	34%	165,642	121,507	36%
Net loss attributable to common stockholders	(5,313)	(26,434)	80%	(10,580)	(41,512)	75%
EPS, basic and diluted, of Class A and Class B common stock	(0.10)	(0.52)	81%	(0.20)	(0.82)	76%
Adjusted EBITDA(1)	14,143	3,926	260%	24,629	4,004	515%
Non-GAAP net income (loss)(1)	9,913	1,076	821%	16,802	(1,446)	1,262%
Non-GAAP EPS, basic(1), of Class A and Class B common stock	0.18	0.02	800%	0.32	(0.03)	1,167%
Non-GAAP EPS, diluted(1), of Class A and Class B common stock	0.16	0.02	700%	0.28	(0.03)	1,033%

Marketplace
Revenue	$215,369	$148,223	45%	$406,688	$284,576	43%
Cost of revenue	140,609	95,759	47%	265,481	188,805	41%
Gross Profit	$74,760	$52,464	42%	$141,207	$95,771	47%
Gross Margin	34.7%	35.4%	(0.7)%	34.7%	33.7%	1.0%

Services
Revenue	$13,911	$14,324	(3)%	$27,731	$28,942	(4)%
Cost of revenue	1,518	1,612	(6)%	3,296	3,206	3%
Gross Profit	$12,393	$12,712	(3)%	$24,435	$25,736	(5)%
Gross Margin	89.1%	88.7%	0.4%	88.1%	88.9%	(0.8)%
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of June 30,
	2026	2025	% Change

Active Buyers(3)	89,557	74,777	20%
Percentage of Revenue from Existing Accounts(3)	98%	98%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	2,039	1,653	23%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of June 30, 2026 and 2025, and Percentage of Revenue from Existing Accounts is presented for the quarters ended June 30, 2026 and 2025.

Financial Guidance and Outlook:

	Q3 2026
	(in millions)
	Low	High
Revenue	$234	$236
Adjusted EBITDA	$16	$17
•
For Q3 2026, we expect revenue of $234-$236 million, representing 30-31% growth year-over-year driven by approximately 33% marketplace growth.
•
For Q3 2026, we expect Adjusted EBITDA of $16-$17 million, an improvement from Adjusted EBITDA of $6.1 million in Q3 2025.

•
For Full Year 2026, we are raising our revenue growth outlook from previous guidance of 27-28% to 33-34% driven by approximately 37% marketplace growth.
•
For Full Year 2026, we expect Adjusted EBITDA of $60-$62 million, an improvement from an Adjusted EBITDA of $18.5 million in Full Year 2025.

Xometry’s third quarter and full year 2026 financial outlook is based on a number of assumptions that are subject to change and may be outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, (provision) benefit for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share, basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Change in Non-GAAP Financial Measure

Effective January 1, 2026, we revised our definition of Non-GAAP Net Income (Loss) to exclude depreciation expense which had previously been included as an adjustment. Management believes this revised definition provides a more representative view of our core operating performance. All prior-period amounts have been recast to conform to this new definition.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Services revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products and SaaS-based solutions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of at Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of at Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, provision for (benefit from) income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, charitable contributions of common stock, lease termination, restructuring charges, loss on debt extinguishment, amortization of acquired intangible assets & patents, other amortization and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by the weighted average number of basic or dilutive shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-native marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and streamlines the procurement process for buyers through real-time pricing and lead time data. Learn more at xometry.com and xometry.eu.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on August 4, 2026. In addition to its press release announcing its second quarter 2026 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Second Quarter 2026 Earnings Presentation and Conference Call

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Tuesday, August 4, 2026
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register-conf.media-server.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter of 2026 and the full year 2026; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Lauran Cacciatori VP Communications 773-610-0806 lauran.cacciatori@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$21,753	$14,996
Marketable securities	494,916	204,145
Accounts receivable, less allowance for credit losses of $8.6 million and $8.0 million as of June 30, 2026 and December 31, 2025, respectively	130,299	97,370
Inventory	3,878	3,917
Prepaid expenses	8,190	7,262
Other current assets	13,411	6,954
Total current assets	672,447	334,644
Software development and property and equipment, net	79,754	60,631
Operating lease right-of-use assets	10,089	11,132
Investment in unconsolidated joint venture	4,170	4,069
Intangible assets, net	26,954	28,563
Goodwill	263,491	263,801
Other assets	904	880
Total assets	$1,057,809	$703,720
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$70,620	$44,612
Other accrued expenses	36,817	31,669
Contract liabilities	13,528	10,319
Income taxes payable	273	269
Convertible notes, current portion	85,482	—
Operating lease liabilities, current portion	2,523	2,067
Total current liabilities	209,243	88,936
Convertible notes, net of current portion	243,174	327,514
Operating lease liabilities, net of current portion	8,590	9,841
Deferred income taxes	133	145
Other liabilities	493	547
Total liabilities	461,633	426,983
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.000001 par value. Authorized; 750,000,000 shares; 55,562,067 shares and 49,842,220 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Class B common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,041,497	710,925
Treasury stock, at cost, 220,994 shares as of June 30, 2026 and December 31, 2025	(8,080)	(8,080)
Accumulated other comprehensive income	4,202	4,772
Accumulated deficit	(442,596)	(432,016)
Total stockholders’ equity	595,023	275,601
Noncontrolling interest	1,153	1,136
Total equity	596,176	276,737
Total liabilities and stockholders’ equity	$1,057,809	$703,720

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	$229,280	$162,547	$434,419	$313,518
Cost of revenue	142,127	97,371	268,777	192,011
Gross profit	87,153	65,176	165,642	121,507
Operating expenses
Sales and marketing	33,586	29,781	65,553	56,216
Operations and support	21,409	17,732	41,068	34,822
Product development	12,980	11,008	24,408	22,179
General and administrative	24,723	16,945	45,376	33,971
Total operating expenses	92,698	75,466	176,405	147,188
Loss from operations	(5,545)	(10,290)	(10,763)	(25,681)
Other (expenses) income
Interest expense	(1,258)	(1,182)	(2,517)	(2,370)
Interest and dividend income	2,597	2,174	4,382	4,451
Other expenses	(1,009)	(17,365)	(1,473)	(18,245)
Income from unconsolidated joint venture	255	218	401	324
Total other income (expenses)	585	(16,155)	793	(15,840)
Loss before income taxes	(4,960)	(26,445)	(9,970)	(41,521)
(Provision) benefit for income taxes	(354)	8	(602)	8
Net loss	(5,314)	(26,437)	(10,572)	(41,513)
Net (loss) income attributable to noncontrolling interest	(1)	(3)	8	(1)
Net loss attributable to common stockholders	$(5,313)	$(26,434)	$(10,580)	$(41,512)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.10)	$(0.52)	$(0.20)	$(0.82)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	54,220,463	50,699,914	53,072,865	50,518,492

Net loss	$(5,314)	$(26,437)	$(10,572)	$(41,513)
Comprehensive loss:
Foreign currency translation	130	3,066	(561)	4,586
Total other comprehensive income (loss)	130	3,066	(561)	4,586
Comprehensive loss	(5,184)	(23,371)	(11,133)	(36,927)
Comprehensive income (loss) attributable to noncontrolling interest	4	(13)	17	(24)
Total comprehensive loss attributable to common stockholders	$(5,188)	$(23,358)	$(11,150)	$(36,903)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(10,572)	$(41,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,767	8,741
Reduction in carrying amount of right-of-use asset	1,175	2,212
Lease termination	—	(30)
Stock-based compensation	19,673	15,237
Income from unconsolidated joint venture	(101)	(90)
Donation of common stock	2,637	1,130
Loss on debt extinguishment	—	16,430
Amortization of deferred costs on convertible notes	1,142	937
Deferred tax benefit	(12)	(23)
Changes in other assets and liabilities:
Accounts receivable, net	(33,314)	(13,505)
Inventory	(23)	(572)
Prepaid expenses	(935)	(118)
Other assets	(6,356)	(59)
Accounts payable and accrued cost of revenue	25,658	6,361
Other accrued expenses	5,520	1,994
Contract liabilities	3,263	2,050
Lease liabilities	(930)	(3,170)
Other liabilities	(54)	(22)
Income taxes payable	4	(108)
Net cash provided by (used in) operating activities	17,542	(4,118)
Cash flows from investing activities:
Purchases of marketable securities	(326,771)	(4,438)
Proceeds from sale of marketable securities	36,000	13,000
Capitalization of software development and purchases of property and equipment	(23,960)	(12,462)
Distributions in excess of earnings	—	66
Net cash used in investing activities	(314,731)	(3,834)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	250,000
Costs incurred in connection with issuance of convertible notes	—	(7,822)
Payments for repurchase of convertible notes	—	(215,992)
Purchase of capped calls	—	(17,475)
Purchase of treasury stock	—	(8,080)
Proceeds from stock options exercised	5,896	1,415
Proceeds from issuance of common stock, net of underwriters' discount	248,400	—
Payment of costs related to issuance of common stock	(315)	—
Proceeds from issuance of common stock under Siemens agreement	50,000	—
Net cash provided by financing activities	303,981	2,046
Effect of foreign currency translation on cash and cash equivalents	(35)	425
Net increase (decrease) in cash and cash equivalents	6,757	(5,481)
Cash and cash equivalents at beginning of the period	14,996	22,232
Cash and cash equivalents at end of the period	$21,753	$16,751
Supplemental cash flow information:
Cash paid for interest	$1,367	$2,171
Cash paid for income taxes	562	—
Non-cash investing and financing activities:
Stock-based compensation included in capitalized software development costs	4,733	—
Non-cash consideration in connection with business combination	—	625
Non-cash costs incurred in connection with the issuance of convertible notes	—	791
Non-cash purchase of property and equipment	—	61
Non-cash costs associated with common stock offering	452	—

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA:
Net loss	$(5,314)	$(26,437)	$(10,572)	$(41,513)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(330)	16,373	(392)	16,164
Depreciation and amortization(1)	5,836	4,495	10,767	8,741
Amortization of lease intangible	—	180	—	360
Provision (benefit) for income taxes	354	(8)	602	(8)
Stock-based compensation(2)	11,346	7,895	19,673	15,237
Payroll tax expense related to stock-based compensation	459	261	2,064	1,734
Acquisition and other(3)	281	676	281	927
Charitable contribution of common stock	1,811	614	2,637	1,130
Income from unconsolidated joint venture	(255)	(218)	(401)	(324)
Restructuring charges(4)	(45)	95	(30)	1,556
Adjusted EBITDA	$14,143	$3,926	$24,629	$4,004

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP Net Income (Loss):
Net loss	$(5,314)	$(26,437)	$(10,572)	$(41,513)
Add (deduct):
Stock-based compensation(2)	11,346	7,895	19,673	15,237
Payroll tax expense related to stock-based compensation	459	261	2,064	1,734
Amortization of lease intangible	—	180	—	360
Amortization of deferred costs on convertible notes	571	472	1,142	937
Acquisition and other(3)	281	676	281	927
Charitable contribution of common stock	1,811	614	2,637	1,130
Lease termination	—	—	—	(30)
Restructuring charges(4)	(45)	95	(30)	1,556
Loss on debt extinguishment	—	16,430	—	16,430
Amortization of acquired intangible assets & patents(5)	804	803	1,607	1,607
Other amortization(5)	—	87	—	179
Non-GAAP Net Income (Loss)	$9,913	$1,076	$16,802	$(1,446)

Adjustments to numerator	$540	$74	$1,080	$—
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	54,220,463	50,699,914	53,072,865	50,518,492
Non-GAAP effect of potentially dilutive Class A common stock	9,976,791	3,447,896	9,806,126	—
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	64,197,254	54,147,810	62,878,991	50,518,492

EPS, basic and diluted, of Class A and Class B common stock	$(0.10)	$(0.52)	$(0.20)	$(0.82)
Non-GAAP EPS basic, of Class A and Class B common stock	$0.18	$0.02	$0.32	$(0.03)
Non-GAAP EPS diluted, of Class A and Class B common stock	$0.16	$0.02	$0.28	$(0.03)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(4)
Costs associated with the 2025 reduction in workforce.
(5)
In the first quarter of 2026, we changed the definition of Non-GAAP Net Income (Loss) to exclude depreciation expense. Prior period amounts were recast to conform to the new definition.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$(0.10)	$(0.52)	$(0.20)	$(0.82)
Non-GAAP effect of potentially dilutive Class A common stock	0.02	0.05	0.05	—
Add (deduct):
Stock-based compensation	0.18	0.15	0.31	0.30
Payroll tax expense related to stock-based compensation	0.01	—	0.03	0.03
Amortization of lease intangible	—	—	—	0.01
Amortization of deferred costs on convertible notes	0.01	0.01	0.02	0.02
Acquisition and other	—	0.01	—	0.02
Charitable contribution of common stock	0.03	0.01	0.04	0.02
Restructuring charges	—	—	—	0.03
Loss on debt extinguishment	—	0.30	—	0.33
Amortization of acquired intangible assets & patents	0.01	0.01	0.03	0.03
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.16	$0.02	$0.28	$(0.03)

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Segment Revenue:
U.S.	$194,749	$135,733	$366,966	$263,553
International	34,531	26,814	67,453	49,965
Total revenue	$229,280	$162,547	$434,419	$313,518

Segment Cost of Revenue:
U.S.	$121,224	$80,968	$227,286	$160,908
International	20,903	16,403	41,491	31,103
Total cost of revenue	$142,127	$97,371	$268,777	$192,011

Segment Adjusted EBITDA:
U.S.	$17,464	$6,875	$30,750	$9,885
International	(3,321)	(2,949)	(6,121)	(5,881)
Total Adjusted EBITDA	$14,143	$3,926	$24,629	$4,004

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-Based Compensation Expense
Sales and marketing	$2,502	$2,256	$4,507	$4,639
Operations and support	2,931	2,758	5,713	5,737
Product development	1,635	1,812	2,786	3,828
General and administrative	4,737	1,330	8,731	2,767
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$11,805	$8,156	$21,737	$16,971

Summary of Depreciation and Amortization Expense
Cost of revenue	$182	$185	$358	$366
Sales and marketing	785	792	1,580	1,586
Operations and support	36	43	69	82
Product development	4,703	3,144	8,293	6,137
General and administrative	130	331	467	570
Total depreciation and amortization expense	$5,836	$4,495	$10,767	$8,741

Summary of Restructuring Charges
Sales and marketing	$—	$4	$—	$89
Operations and support	2	137	2	826
Product development	—	(35)	2	499
General and administrative	(47)	(11)	(34)	142
Total restructuring charges	$(45)	$95	$(30)	1,556